Pipex Pharmaceuticals, Inc. Completes Corporate Name Change to Adeona Pharmaceuticals And Receives New Ticker Symbol

Stock To Trade Under New Ticker Symbol ‘AEN’ Starting Today

Ann Arbor, Michigan, October 16, 2008 – Pipex Pharmaceuticals, Inc. (the “Company” or “Pipex”) (AMEX: PP), a pharmaceutical company developing innovative late-stage oral drug candidates for the treatment of autoimmune and central nervous system diseases, announced today that it has completed a corporate name change from Pipex Pharmaceuticals, Inc. to Adeona Pharmaceuticals, Inc.

As a result of the name change, the American Stock Exchange (AMEX) will begin to trade the Company’s shares of common stock as of today, under the new ticker symbol ‘AEN.’

Nicholas Stergis, Chief Executive Officer of Adeona, commented, "As previously announced, we are pleased to have completed our corporate name and ticker symbol change. Our primary focus is toward the continued development of new disease-modifying treatments for autoimmune and central nervous system diseases. This strategy and direction is evident by our recent in-licensing of oral dnaJP1 for the treatment of rheumatoid arthritis (RA) which has completed a 160-patient, double-blind, placebo-controlled phase II clinical trial in RA patients. Oral dnaJP1 complements our existing immunology pipeline which includes, TRIMESTA, an oral treatment for multiple sclerosis (MS) which is currently in a 150-patient double-blind, placebo-controlled phase IIb clinical trial is being funded by a $5 million grant."

About Adeona

Adeona Pharmaceuticals, Inc. (“Adeona”) is a specialty pharmaceutical company that is developing proprietary, late-stage drug candidates for the treatment of central nervous system and autoimmune diseases. Adeona’s strategy is to exclusively in-license clinical-stage drug candidates for the treatment of unmet medical diseases. Adeona is focused on developing products to treat, rheumatoid arthritis, multiple sclerosis, dry age-related macular degeneration (AMD), and fibromyalgia.

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that reflect Adeona Pharmaceuticals, Inc.’s current expectations about its future results, performance, prospects and opportunities, including statements regarding our late stage pipeline of products and its focus on development of new disease modifying treatments for autoimmune diseases. Where possible, the Company has tried to identify these forward-looking statements by using words such as "anticipates," "believes," "intends," or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements including the risks set forth in our recent Form 10-Q and other filings with the Securities and Exchange Commission. We cannot assure you that we will be able to successfully develop or commercialize products based on our technologies, including, dnaJP1, TRIMESTA, Zinthionein, oral flupirtine, SOLOVAX, oral TTM, or CD4 inhibitors, particularly in light of the significant uncertainty inherent in developing, manufacturing and conducting preclinical and clinical trials of new pharmaceuticals, and obtaining regulatory approvals, that our technologies will prove to be safe and effective, that our cash expenditures will not exceed projected levels, that we will be able to obtain future financing or funds when needed, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that we will be able to successfully obtain any further grants and awards, maintain our existing grants which are subject to performance, that we will be able to patent, register or protect our technology from challenge and products from competition or maintain or expand our license agreements with our current licensors, or that our business strategy will be successful. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise.

For Further Information, Contact:

Nicholas Stergis

Chief Executive Officer

(734) 332-7800

Thomas Redington

Investor Relations

Redington, Inc.

(203) 222-7399